Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:
Peter Rahmer	Barry Sudbeck
Trout Group	Fleishman-Hillard
646-378-2973	415-318-4261

Response Genetics, Inc. Reports Second Quarter 2010 Financial Results

LOS ANGELES, August 5, 2010 — Response Genetics Inc. (Nasdaq: RGDX), a company focused on the development and sale of molecular diagnostic tests for cancer, today announced its consolidated financial results for the three and six months ended June 30, 2010.

“Molecular diagnostic testing has been integrated into routine clinical practice and drug development. Our continued growth last quarter was due to increased acceptance of our ResponseDX™ panels of tests, as well as further interest from the pharmaceutical industry in our services. With the rapid acceptance of our newly launched test, EML4-ALK, we believe continued expansion of our test panels and sales force will result in further growth,” said Kathleen Danenberg, Response Genetics president and CEO.

Second Quarter Corporate Development Highlights

•
Expanded Sales and Distribution – Sales of our ResponseDX™ genetic tests continue to show strong growth quarter over quarter. For the second quarter of 2010, total tests ordered increased by 21 percent to 2,449, compared to 2,023 for the first quarter of 2010.

•
Launch of EML4-ALK Genetic Test in Lung Cancer – In June, 2010, the Company expanded its ResponseDX: Lung™ genetic test panel to detect the presence of EML4-ALK gene variants in lung cancer patients. By assessing mutations and expression levels across multiple genes, the ResponseDX: Lung™ genetic test panel may help physicians tailor treatment to their patients, potentially improving outcome to therapy for the more than 200,000 newly diagnosed lung cancer patients in the U.S. yearly.

•
Key Appointments to Executive Management – In May 2010, the Company announced the appointment of David D. O’Toole as the Company’s chief financial officer. Mr. O’Toole has more than 26 years of accounting, business and finance experience primarily focused on global companies and the life science and biotechnology industry. Mr. O'Toole was most recently chief financial officer at Abraxis Biosciences, Inc., a publicly traded biotechnology company.

In June 2010, the Company announced that it had appointed Michael B. McNulty as the Company’s chief operating officer. In his role as COO, Mr. McNulty brings extensive experience in managing the scale-up of laboratory operations and testing services. Mr. McNulty will be responsible for the Company's operations, strategy and corporate development. Prior to joining the Company, Mr. McNulty was general manager, Diagnostics at Agilent Technologies, Inc., a premier measurement company and a technology leader in communications, electronics, life sciences and chemical analysis.

•
Record revenue for the quarter from both our ResponseDX™ tests and our pharmaceutical clients – ResponseDX™ genetic tests revenue increased by 346 percent, excluding the favorable impact of a one-time adjustment, and our pharmaceutical revenue increased by 46 percent compared to the same period last year.

•
Completed Conversion from Cash to Accrual for ResponseDX™ Recognition of Revenue from Third Party and Private Insurance Payors – Revenue from third party and private payors, (Private Payors) previously recognized on the cash basis, beginning with the second quarter of 2010 is now being recognized on the accrual basis, which makes it consistent with the method of recognizing revenue from Medicare. The change was accomplished this quarter as a pattern of collections was established for Private Payors, which allowed revenue to be accrued as of April 1, 2010. The change in the Company’s revenue recognition policy resulted in a $1,499,655 one-time increase in revenue for the second quarter and the six months ended June 30, 2010, which represents the difference between the revenue that would have been recorded under the previous cash basis and the recently adopted accrual basis. (See attached reconciling tables).

Second Quarter 2010 Results

Total revenue increased by 197 percent to $5.6 million for the second quarter ended June 30, 2010, compared to $1.9 million for the same period last year.  Excluding the net revenue increase of $1.5 million resulting from the conversion from cash to the accrual basis for Private Payor ResponseDX revenue, total revenue increased 118 percent to $4.1 million for the quarter ended June 30, 2010, compared to $1.9 million for the same period last year.  The increase was primarily due to increase in ResponseDX revenues.  Revenue from our ResponseDX genetic tests increased by 687 percent to $3.5 million for the second quarter, compared to $446 thousand for the same period in 2009.  Excluding the net revenue impact of $1.5 million resulting from the conversion to accrual for Private Payors, revenue from our ResponseDX genetic tests increased by 346 percent to $2 million for the second quarter, compared to $446 thousand for the same period in 2009.  Our pharmaceutical client revenue increased 46 percent to $2.1 million, compared to $1.5 million in the second quarter of 2009.

Cost of revenue for the second quarter ended June 30, 2010 was $2.5 million, compared with $1.5 million for the same period ended 2009. Research and development expenses were $0.4 million for the second quarter of 2010, compared with $0.4 million for the same period in the prior year.  General and administrative expenses were $1.7 million for the second quarter, compared with $1.4 million for the same period in 2009. Total operating expenses for the second quarter were $6.1 million, compared with $4.3 million for the same period last year. The primary reasons for the increase in total operating expenses are costs related to the continued expansion of the sales force, legal expenses associated with the ongoing proxy activities and personnel recruiting costs.

Response Genetics’ net loss for the second quarter ended June 30, 2010 was $0.4 million or a loss of $.02 per share, compared with a net loss of $2.4 million, or a loss of $0.19 per share, for the same period last year.  Excluding the net revenue impact of $1.5 million resulting from the conversion from cash to the accrual basis for Private Payors, the net loss for the second quarter ended June 30, 2010 was $1.9 million or a loss of $.11 per share.

Six months ended June 30, 2010

Total revenue increased by 172 percent to $9.3 million for the six months ended June 30, 2010, compared to $3.4 million for the same period last year.  Excluding the net revenue impact of $1.5 million resulting from the conversion from cash to the accrual basis for Private Payor ResponseDX revenue, total revenue increased 128 percent to $7.8 million for the six months ended June 30, 2010, compared to $3.4 million for the same period last year.  The increase was primarily due to increase in ResponseDX revenues.  Revenue from our ResponseDX genetic tests increased by 638 percent to $5.2 million for the six months, compared to $709 thousand for the same period in 2009.  Excluding the net revenue impact of $1.5 million resulting from the conversion from cash to the accrual basis for Private Payor revenue, revenue from our ResponseDX genetic tests increased by 425 percent to $3.7 million for the six months, compared to $709 thousand for the same period in 2009.  Our pharmaceutical client revenue increased 54 percent to $4.1 million, compared to $2.7 million in the six months of 2009.

Cost of revenue for the six months ended June 30, 2010 was $4.7 million, compared with $2.8 million for the same period in 2009. Research and development expenses were $1.0 million for the six months of 2010, compared with $1.0 million for the same period in the prior year. General and administrative expenses were $3.4 million for the six months of 2010, compared with $3.1 million for the same period in 2009. Total operating expenses for the six months of 2010 were $11.9 million, compared with $9.1 million for the same period last year. The primary reasons for the increase in total operating expenses were costs related to sales force expansion, increased legal fees associated with the ongoing proxy activities and personnel recruiting fees.

Response Genetics’ net loss for the six months ended June 30, 2010 was $2.5 million or a loss of $0.15 per share, compared with a net loss of $5.6 million, or a loss of $0.49 per share, for the same period last year. Excluding the net revenue impact of $1.5 million resulting from the conversion to accrual for Private Payors, the net loss for the six months ended June 30, 2010 was $4.0 million or a loss of $.22 per share.

Cash and Cash Equivalents

Cash and cash equivalents at June 30, 2010, were $6.6 million, compared to $7.1 million at December 31, 2009.

About Response Genetics, Inc.

Response Genetics, Inc. (“RGI”) (the “Company”) (Nasdaq: RGDX) is focused on the development and sale of molecular diagnostic tests for cancer. RGI’s technologies enable extraction and analysis of genetic information from genes derived from tumor samples stored as formalin-fixed and paraffin-embedded specimens. In addition to diagnostic testing services, RGI generates revenue from the sales of its proprietary analytical pharmacogenomic testing services of clinical trial specimens to the pharmaceutical industry. The Company was founded in 1999 and its principal headquarters are located in Los Angeles, California. For more information, please visit www.responsegenetics.com.

Forward-Looking Statement Notice

Except for the historical information contained herein, this press release and the statements of representatives of RGI related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions, such as the ability of the Company to continue to  analyze cancer samples, the potential for using the results of this research to develop diagnostic tests for cancer, the usefulness of genetic information to tailor treatment to patients, the ability of the Company to expand its ResponseDX: Lung™ and ResponseDX: Colon™ tests , and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions.

These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, actual sales results, if any, or the application of funds, may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

Important Information

RGI has filed a revised preliminary proxy statement in connection with its 2010 Annual Meeting of Stockholders and advises stockholders to read that proxy statement because it will contain important information. Stockholders will be able to obtain a free copy of that proxy statement and the definitive proxy statement and other documents (when available) that RGI files with the Securities and Exchange Commission at the Commission's website at http://www.sec.gov and at RGI's website at http://responsegenetics.com. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com.

RGI, its directors, director nominees and executive officers may be deemed to be participants in RGI's solicitation of its security holders in connection with its 2010 Annual Meeting of Stockholders. The names and direct or indirect interests of the current RGI directors and executive officers (with the exception of David O'Toole and Michael McNulty, RGI's recently hired Chief Financial Officer and Chief Operating Officer, respectively) may be found in RGI's Annual Report on Form 10-K/A filed with the SEC on April 30, 2010. To the extent holdings of RGI's securities have changed since the amounts disclosed in such Form 10-K/A, such changes have been or will be reflected on Forms 3, 4 and 5 filed with the SEC and will be reflected in the 2010 Proxy Statement. As of the date hereof, Mr. O'Toole beneficially owns 3,500 shares of RGI's common stock and has options to acquire an additional 100,000 shares of RGI's common stock, which options vest in equal annual amounts over a four-year period, beginning on the first anniversary of the initial grant date, or immediately upon a change of control. As of the date hereof, Mr. McNulty beneficially owns no shares of RGI's common stock and has options to acquire 130,000 shares of RGI's common stock, which options vest in equal annual amounts over a four-year period, beginning on the first anniversary of the initial grant date, or immediately upon a change of control. RGI's nominees for director who are not currently directors of RGI each have an interest in being nominated and elected as directors of RGI but as of the date hereof do not beneficially own any securities of RGI. Additional information regarding RGI's directors, director nominees and certain of its officers will be included in the 2010 Proxy Statement.

RESPONSE GENETICS, INC.

UNAUDITED CONSOLIDATED BALANCE SHEET

	December 31, 2009	June 30, 2010
		(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$7,058,365	$6,589,878
Accounts receivable, net	1,982,951	4,211,571
Prepaid expenses and other current assets	418,289	441,243
Total current assets	9,459,605	11,242,692
Property and equipment, net	1,253,714	1,263,122
Other assets	79,655	—
Total assets	$10,792,974	$12,505,814
LIABILITIES, COMMON STOCK CLASSIFED OUTSIDE OF STOCKHOLDERS’ EQUITY (DEFICIT) AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$729,100	$1,255,118
Accrued expenses	503,612	584,333
Accrued royalties	455,995	673,921
Accrued payroll and related liabilities	468,774	604,071
Deferred revenue	2,596,066	2,364,788
Total current liabilities	4,753,547	5,482,231

Deferred revenue, net of current portion	1,414,928	842,701
Total liabilities	6,168,475	6,324,932
Commitments and contingencies (Note 5)
Common stock classified outside of stockholders’ equity (deficit) (Note 13)	3,975,279	7,854,682

Stockholders’ equity (deficit)
Common stock, $0.01 par value; 50,000,000 shares authorized; 15,297,183 and 18,302,532 shares issued and outstanding at December 31, 2009 and June 30, 2010, respectively	122,393	122,393
Additional paid-in capital	39,858,986	40,068,993
Accumulated deficit	(39,146,784)	(41,666,368)
Accumulated other comprehensive loss	(185,375)	(198,818)
Total stockholders’ equity (deficit)	649,220	(1,673,800)
Total liabilities and stockholders’ equity (deficit)	$10,792,974	$12,505,814

RESPONSE GENETICS, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Net Revenue	$1,898,239	$5,642,655	$3,435,465	$9,339,563
Operating expenses:
Cost of revenue	1,482,218	2,520,255	2,756,982	4,654,063
Selling and marketing	802,505	1,422,788	1,510,439	2,771,705
General and administrative	1,423,707	1,731,594	3,195,623	3,457,856
UK expenses	142,519	3,986	646,499	7,391
Research and development	433,107	388,046	987,345	960,230
Total operating expenses	4,284,056	6,066,668	9,096,888	11,851,244
Operating loss	(2,385,817)	(424,013)	(5,661,423)	(2,511,681)
Other income (expense):
Interest expense	(2,412)	(1,191)	(5,839)	(5,057)
Interest income	5,196	165	21,901	264
Other	—	—	—	(1,854)
Loss before provision for income taxes	(2,383,033)	(425,038)	(5,645,361)	(2,518,328)
Provision for income taxes	—	—	—	1,256
Net loss	$(2,383,033)	$(425,038)	$(5,645,361)	$(2,519,584)
Unrealized gain (loss) on foreign currency translation	39,367	(1,021)	17,241	(13,442)
Total comprehensive loss	$(2,343,666)	$(426,059)	(5,628,120)	$(2,533,026)
Net loss per share — basic and diluted	$(0.19)	$(0.02)	$(0.49)	$(0.15)
Weighted-average shares — basic and diluted	12,239,276	18,302,532	11,576,293	17,256,471

RESPONSE GENETICS, INC.

RECONCILING TABLES FOR CASH TO ACCRUAL

TABLE ONE

The following details ResponseDX™ revenue for the three and six months ended June 30, 2009 and 2010:

	Three		Six
	Months ended June 30,		Months ended June 30,
	2009	2010	2009	2010
Net Medicare revenue	233,528	983,416	337,963	1,890,201

Private Payor Revenue billed through March 31, 2010	—	1,507,187	—	1,507,187

Private Payor Revenue billed in the three months ended June 30, 2010	—	947,792	—	947,792

Revenue recorded on the cash basis	134,732	—	219,202	717,284
NeoGenomics Laboratories revenue	77,974	60,827	151,922	151,512

Other	—	11,473	—	16,969

Net ResponseDX revenue	$446,234	$3,510,695	$709,087	$5,230,945

The following table provides details of ResponseDX™ revenue for the three and six months ended June 30, 2009 and 2010 based upon the former cash basis revenue recognition policy relating to Private Payors.  This table is presented to provide the amount of revenue recognized if the change to the accrual basis of revenue recognition for Private Payors had not occurred effective April 1, 2010:

TABLE TWO
	Three		Six
	Months ended June 30,		Months ended June 30,
	2009	2010	2009	2010
Net Medicare revenue	233,528	983,416	337,963	1,890,201

Neogenomics Laboratories revenue	77,974	60,827	151,922	151,512

Revenue recognized on the cash basis	134,732	955,324	219,202	1,672,608

Other	—	11,473	—	16,969

Net ResponseDX revenue	$446,234	$2,011,040	$709,087	$3,731,290

The onetime increase in revenue in the three months ended June 30, 2010 of $1,499,655 is the difference between the Net ResponseDX™ revenue in table one of $3,510,695 and the Net ResponseDX™ revenue in table two of $2,011,040.

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